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                                                                    EXHIBIT 32.2



THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.
1350), WHICH CARRIES WITH IT CERTAIN CRIMINAL PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL MISREPRESENTATION.



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

         Re: Nuveen Investments, Inc.

Ladies and Gentlemen:

         In connection with the Quarterly Report on Form 10-Q for the period ending June 30, 2004, as filed with the Securities and Exchange Commission (the "Report") of Nuveen Investments, Inc. (the "Company") and pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that:

                  (i) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated as of this 6th day of August 2004.


                                                    /s/ John P. Amboian
                                                    ----------------------------
                                                    John P. Amboian
                                                    President